UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006

SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51745 (Commission File Number)	06-1523147 (I.R.S. Employer Identification No.)

10505 Roselle Street, San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 558-4850
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.
Termination Agreement
On March 9, 2006, SGX Pharmaceuticals, Inc. (“SGX”) entered into a termination agreement with Pierre Fabre Medicament S.A. (“Pierre Fabre”), terminating the collaboration agreement between the parties dated December 1, 2003, as amended. Under the terms of the termination agreement, which was effective as of February 15, 2006, SGX regains worldwide rights to develop and commercialize data, materials and information developed under the collaboration agreement and SGX has granted Pierre Fabre a non-exclusive royalty bearing license under certain SGX patent applications resulting from the collaboration agreement. The termination agreement also sets forth the license, patent prosecution, exchange of information, indemnification and other rights and obligations of the parties with respect to certain data, materials and information developed under the collaboration agreement following its termination.
The termination agreement provides that certain provisions of the collaboration agreement survive its termination and terminate (concurrently with the termination of the termination agreement) on a product-by-product basis on the later of the date of expiration of the last to expire valid patent claim relating to a product subject to the SGX license under the termination agreement or 15 years after first commercial sale of any such product. This description of the termination agreement is qualified in its entirety by reference to the termination agreement, a copy of which is filed as exhibit 99.1 to this current report on Form 8-K.
Director Compensation & Stock Option Grants
On March 9, 2006, the Board of Directors (the “Board”), following to the recommendation of the Compensation Committee of the Board of SGX (the “Compensation Committee”), approved cash compensation in the form of annual retainer fees to be paid to SGX’s non-employee directors as follows:
•	$60,000 for the Chairman of the Board and $25,000 for other non-employee members of the Board;

•	$15,000 for the Chair of the Audit Committee and $7,500 for the other Audit Committee members;

•	$5,000 each for the Chair of the Compensation Committee and the Nominating Committee; and

•	$2,500 for the other Compensation Committee and Nominating Committee members.
The cash compensation is for the non-employee directors’ service on the Board and the committees of the Board. Each non-employee director of the Board will receive his or her respective cash compensation provided such director attends, in person or telephonically, 75% of the Board or committee meetings, as applicable, during any calendar year.
On March 9, 2006, the Board, following the recommendation of the Compensation Committee, approved non-employee director stock option grants of 12,500 shares to each of the existing non-employee directors who had not previously received stock option awards from SGX: Louis C. Bock, Dr. Jean-François Formela and Vijay Lathi. The non-employee director stock option grants were made pursuant to the SGX 2005 Equity Incentive Plan that had been previously approved by the Board and stockholders of SGX. The exercise price of each of the stock options was equal to the fair market value of a share of SGX common stock on the date of grant. Each of the stock options vest in equal monthly installments over three years.
Restricted Stock Unit Agreements
On March 7, 2006, the Compensation Committee approved restricted stock unit awards in the amount of 75,000 shares of SGX common stock to each of W. Todd Myers, SGX’s Chief Financial Officer, and Dr. Siegfried Reich, SGX’s Vice President, Drug Discovery. The restricted stock unit awards were each made under the SGX 2005 Equity Incentive Plan pursuant to a restricted stock unit agreement. The restricted stock unit awards were made in lieu of the stock options to purchase 75,000 shares of SGX common stock that SGX had agreed to grant to each of Mr. Myers and Dr. Reich pursuant to their respective employment agreements. Such stock options had not yet been granted to Mr. Myers or Dr. Reich. Twenty-five percent of the shares subject to the restricted stock unit awards will vest on the one-year anniversary of the hire dates for Mr. Myers and Dr. Reich, respectively, with the remaining shares subject to such awards vesting in equal monthly installments over the following three years.

Under the 2005 Equity Incentive Plan, restricted stock unit awards are granted pursuant to restricted stock unit agreements. Settlement of a payment due to a recipient of a stock unit award will be by cash or by delivery of shares of SGX common stock, a combination of cash and stock as deemed appropriate by the Board, or in any other form of consideration determined by the Board and set forth in the restricted stock unit agreement. The consideration for the shares of common stock to be issued pursuant to the restricted stock units awards to Mr. Myers and Dr. Reich is such person’s continued service to SGX. Under the terms of the restricted stock unit agreements, SGX will deliver to Mr. Myers and Dr. Reich the shares of Common Stock subject to such awards as the shares vest, unless either of them elects within 30 days following the date of grant of such restricted stock unit awards to defer the delivery of the shares to a later date beyond the vesting date in accordance with the procedures set forth in their restricted stock unit agreement. Except as otherwise provided in the applicable stock unit award agreement or as set forth in Mr. Myers’ and Dr. Reich’s employment agreements, each of which contains partial vesting acceleration provisions under certain circumstances following a change of control, stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Item 1.02. Termination of a Material Definitive Agreement.
On March 9, 2006, SGX Pharmaceuticals, Inc. entered into a termination agreement with Pierre Fabre Medicament S.A., terminating the collaboration agreement between the parties dated December 1, 2003, as amended. The parties terminated the collaboration agreement because they mutually determined that it was in the best interest of each party to independently pursue further development and commercialization of the data, materials and information developed under the collaboration agreement. Neither party will be subject to any material early termination penalties as a result of such termination of the collaboration agreement. A description of the termination agreement is included in Item 1.01 of this current report on Form 8-K. The description of the termination agreement is qualified in its entirety by reference to the termination agreement, a copy of which is filed as exhibit 99.1 to this current report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1*	Termination Agreement between the registrant and Pierre Fabre Medicament S.A., effective as of February 15, 2006
*Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: March 13, 2006	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Termination Agreement between the registrant and Pierre Fabre Medicament S.A., effective as of February 15, 2006
*Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.